                                                                   EXHIBIT 10.16

                              CONSENT TO SUBLEASE

This Consent to Sublease (this "CONSENT") is made as of May 17, 2001, by ARETECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company, having an address of 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 ("LANDLORD"), VIROLOGIC, INC., a Delaware corporation, having an address of 270 East Grand Avenue, South San Francisco, California 94080 ("TENANT"), and DIADEXUS, INC., a Delaware corporation, having an address of the Premises (defined below) ("SUBLESSEE") with reference to the following Recitals.

                                    RECITALS

     A. Trammell Crow Northern California Development, Inc., Landlord's predecessor-in-interest, and Tenant entered into that certain Lease dated as of November 23, 1999 (the "ORIGINAL LEASE"), as amended by that certain First Amendment to Lease Agreement dated as of February __, 2000 (the "FIRST AMENDMENT"), by and between Tenant and Landlord, with respect to certain premises described in the Original Lease as being located at 335 Oyster Point Boulevard, South San Francisco, California (the "PREMISES"), and more particularly described in the Original Lease. Notwithstanding the description in the Original Lease of the street address of the Premises as being 335 Oyster Point Boulevard, South San Francisco, California, the actual street address of the Premises is 343 Oyster Point Boulevard, South San Francisco, California. As used herein, "LEASE" shall mean the Original Lease, as amended by the First Amendment.

     B. Tenant desires to sublease to Sublessee a portion of the Premises consisting of approximately 40,350 rentable square feet (the "SUBLEASED PREMISES") more particularly described in and pursuant to the provisions of that certain Sublease dated May 17, 2001 (the "SUBLEASE"), a copy of which is attached hereto as Exhibit A.

     C.   Tenant desires to obtain Landlord's consent to the Sublease.

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

     1. All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

     2. This Consent shall not be effective and the Sublease shall not be valid unless and until Landlord shall have received: (a) a fully executed original copy of the Sublease, (b) a fully executed original counterpart of this Consent, and (c) reimbursement from Tenant in the amount of $2,500 to be applied towards Landlord's costs and expenses in preparing and negotiating this Consent and the documents described herein.

     3. Landlord's consent set forth herein is subject to the following additional conditions:

          (a) All proposed alterations, additions or improvements to be made in connection with Sublessee's occupancy of the Subleased Premises shall be deemed to be part of Tenant's Work and shall be subject to the provisions set forth in Exhibit B-1 regarding Tenant's Work;

          (b) During the term of the sublease of the Subleased Premises to Sublessee, in addition to all other payments which Tenant is required to make to Landlord, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments in the amount of $16,140 ("SUBLEASE RENT") on or before the first day of each calendar month, which amount, subject to Sections 3(c) and (d) below, shall be in full satisfaction for this Sublease only of any sums owing from Tenant to Landlord pursuant to Paragraph 21.B of the Lease. Payments of Sublease Rent for any fractional calendar month shall be prorated; and

          (c) If, in accordance with the terms and conditions of the Lease, Landlord consents to any subletting of the Subleased Premises by Sublessee to a third party and the rent due and payable by such third party (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the sum of $4.72 per square foot per month for the portion of the Subleased Premises being subject to such third party and the actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (collectively, the "SUBLETTING COSTS"), then Sublessee shall be bound and obligated to pay Landlord as additional rent, within 10 days following receipt thereof by Sublessee, 40% of (i) such monthly rent per square foot in excess of (A) $4.72 plus (B) the Subletting Costs divided by the product of (x) the square footage so subleased and (y) the term of such sublease expressed in months, and (ii) such other consideration not paid on a square footage basis.

          (d) If Tenant subleases any additional space at the Premises to Sublessee during the term of the Sublease, (i) such additional space shall be considered part of the Subleased Premises, (ii) the Sublease Rent shall be increased by 40 cents ($0.40) per rentable square foot per month for the additional space being subleased to Sublessee, and (iii) the provisions set forth in Section 3(c) above for the payment of additional rent to Landlord by Sublessee shall also apply to any approved subletting of such additional space by Sublessee.

     4. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

     5.   Nothing contained herein or in the Sublease shall be construed to:

          (a) modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant's obligations to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord's obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect; or

          (b) except as set forth herein in Section 8, require Landlord to accept any payments from Sublessee on behalf of Tenant.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent, Sublease Rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

     6.   Notwithstanding anything in the Sublease to the contrary:

          (a) Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises. Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

          (b) Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

          (c) The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

     (d) If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, then, so long as Sublessee is not in default under the terms of the Sublease, Sublessee's use, possession and enjoyment of the Subleased Premises shall not be interfered with or disturbed by Landlord, Sublessee shall attorn to Landlord and recognize Landlord as Sublessee's lessor under the Sublease and the Sublease shall become and be deemed to be a direct lease between Landlord and Sublessee, and Landlord shall not disturb Sublessee in its occupancy of the Subleased Premises so long as Sublessee is not in default thereunder. If the Sublease becomes a direct Lease between Landlord and Sublessee, Landlord shall undertake the obligations of Tenant under the Sublease from the date of termination of the Lease ("TERMINATION DATE") through the expiration or earlier termination of the Sublease, but Landlord, in undertaking such obligations of Tenant, shall not (a) be liable for any rent or any security deposit paid by Sublessee (except to the extent actually delivered to Landlord), (b) be liable for any prior act or omission of Tenant under the Lease or the Sublease prior to the Termination Date or for any other defaults of Tenant under the Sublease or the Lease prior to the Termination Date, (c) be subject to any defenses or offsets previously accrued which Sublessee may have against Tenant for any period prior to the Termination Date, (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord, (e) be liable for Tenant's Work including, without limitation, completing Tenant's Work if Tenant fails to do so, or (f) any matters provided for in Sections 17 and 18 of the Sublease. Notwithstanding the termination of the Lease, Landlord shall, during the term of the Sublease, continue to perform the obligations of Landlord set forth in Paragraphs 8, 10, 24 and 28 of the Lease.

     (e) Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, Landlord shall have no responsibility, liability or obligation to Sublessee, and the Sublease shall terminate except as expressly provided in Section 6(d) above.

     (f) Under no circumstances may the term of the Sublease for the Subleased Premises be extended by Tenant beyond the last day of the 24th month following the Commencement Date (as defined in the Sublease) unless all of the following conditions are satisfied in connection with such extension:

          (i)   the extension term(s) are for an aggregate of 12 months or less;

          (ii) upon the commencement of any such extension term: (A) Tenant is the tenant under the Lease and Tenant is not in Default under the Lease; and (B) Sublessee or any successor of Sublessee approved by Landlord pursuant to the terms of the Lease is the subtenant under the Sublease and such subtenant (the "APPROVED SUBTENANT") is not in default thereunder and, in either case, such Approved Subtenant is of sound financial condition, as determined by Landlord after receipt of such Approved Subtenant's financial statements in form satisfactory to Landlord;

               (iii) the amount of the Base Rent (as defined in the Sublease) to be paid under the Sublease during such extension term shall be the fair market rent for the Subleased Premises. Upon any agreement to extend the term of the Sublease, Tenant shall give Landlord notice not less than 45 days prior to the commencement of any such extension term, setting forth the Base Rent proposed for such extension term. Landlord shall have 10 business days in which to approve or disapprove such proposed Base Rent. If Landlord fails to approve such Base Rent within such 10 business day period, such Base Rent shall be determined using the arbitration procedure set forth in Section 19(d) of the Sublease. Tenant shall be obligated to pay to Landlord the percentage of any such rent (or a combination of the rental payable under the Sublease plus any bonus or other consideration therefor or incident thereto) in excess of the Base Rent as is required pursuant to Paragraph 21.B of the Lease; provided, however, that any funds expended by Approved Subtenant shall not be included as part of Tenant's expenditure for purposes of determining under Paragraph 21.B of the Lease whether Tenant has expended $70 per rentable square foot. In no event shall the monthly Base Rent under the Sublease during such extension term be less than the amount paid by Approved Subtenant for the last full month prior to such extension term; and

               (iv) the provisions of Paragraph 21.B of the Lease shall apply during the extension term to any rent or other consideration realized by Tenant in excess of the Base Rent under the Lease for all space subleased to Approved Subtenant (including any expansion space).

If the Lease has terminated and the Sublease has become a direct lease between Landlord and Approved Subtenant, under no circumstances shall Landlord extend the term of the Sublease for the Subleased Premises beyond the last day of the 24th month following the Commencement Date (as defined in the Sublease) unless all of the conditions set forth in Section 6(f)(i), (ii)(B) and (iii) above are satisfied.

     7. Landlord hereby grants the Approved Subtenant the following renewal rights:

          (a) If the Lease has been terminated, the Sublease has become a direct lease between Landlord and the Approved Subtenant and the term of the Sublease has been extended as provided in Section 6(f) above (the "APPROVED EXTENSION TERM"), then, subject to the terms and conditions set forth in this Section 7, the Approved Subtenant shall have the right, but not the obligation, to lease the entire Premises for the balance of the Lease Term (the "EXTENSION RIGHT") upon the expiration of the Approved Extension Term. During the Approved Extension Term, Landlord shall, at such time as Landlord shall elect so long as Approved Subtenant's rights hereunder are preserved, deliver to Approved Subtenant written notice (the "EXTENSION NOTICE") setting forth the terms and conditions on which Landlord is prepared to enter into a new lease with Approved Subtenant for the entire Premises for the balance of the Lease Term. Approved Subtenant shall have 10 business days following delivery of the Extension Notice to deliver to Landlord written notification of Approved Subtenant's exercise of the Extension Right (the "ACCEPTANCE NOTICE").

          (b) If: (i) Approved Subtenant fails to deliver notice accepting the terms of the Extension Notice within such 10 business day period, or (ii) no lease agreement acceptable to Landlord and Approved Subtenant in their respective sole discretion, has been executed between Landlord and Approved Subtenant within 20 business days from the date of delivery of the Acceptance Notice to Landlord, the Extension Right shall terminate and be of no further force or effect and Landlord shall be free to lease the Premises to such persons and on such terms as Landlord shall, in its sole discretion, elect.

          (c) Notwithstanding the above, the Extension Right shall not be in effect and may not be exercised by Approved Subtenant during any period that Approved Subtenant is in default under any provision of the Sublease, or if Approved Subtenant has been in default (after the lapse of any applicable notice and cure periods) under any provision of the Sublease 3 or more times during the term of the Sublease, whether or not the defaults are cured. The first 2 times during the term of the Sublease that Approved Subtenant fails to pay any installment of rent (or any other payments due under the Sublease) when due shall not be deemed to be a default under
     Section 7(c) and (d) hereof unless such failure shall continue for more than 3 business days after notice from Landlord.

          (d) The Extension Right shall terminate and be of no further force or effect even after Approved Subtenant's due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the lease for the entire Premises, (i) Approved Subtenant fails to timely cure any default by Approved Subtenant under the Sublease, or (ii) Approved Subtenant has defaulted 3 or more times (after the lapse of any applicable notice and cure periods) during the term of the Sublease, whether or not such defaults are cured.

          (e) The Extension Right is personal to the entity approved by Landlord as an Approved Subtenant and is not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Approved Subtenant's inability to exercise the Extension Right by reason of the application of Sections 7(c) or 7(d) hereof.

     8. Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

     9. Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by


                                        6.

Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease and Sublease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

     10. Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

     11. Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord's status as a real estate investment trust. Any modification or amendment of the Sublease without Landlord's prior written consent shall be void and of no force or effect.

     12. This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

     13. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

     14. This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Premises is located, without regard to its principles of conflicts of law.

                            [SIGNATURES ON NET PAGE]

     IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.


LANDLORD:                          ARE-TECHNOLOGY CENTER SSF, LLC,
                                   a Delaware limited liability company

                                   By: Alexandria Real Estate Equities, L.P.,
                                       a Delaware limited partnership
                                       its managing member

                                       By: ARE-QRS CORP.,
                                           a Maryland corporation,
                                           its general partner

                                           By:  /s/ MICHAEL C. KELEY
                                                --------------------------------
                                                Michael C. Keley

                                           Its: Senior Vice President
                                                --------------------------------
                                                Real Estate Legal Affairs


TENANT:                            VIROLOGIC, INC.,
                                   A Delaware corporation


                                   By:  W. D. YOUNG
                                        ----------------------------------------

                                   Its: CEO
                                        ----------------------------------------


SUBLESSEE:                         DIADEXUS, INC.,
                                   a Delaware corporation


                                   By:  MOHAN S. IYER
                                        ----------------------------------------

                                   Its: V.P., BUSINESS DEVELOPMENT
                                        ----------------------------------------

                                   EXHIBIT A


                                   SUBLEASE

                                   Attached

                                    SUBLEASE

THIS SUBLEASE ("Sublease"), dated May 17, 2001, is entered into by and between VIROLOGIC, INC., a Delaware corporation ("Sublandlord"), and DIADEXUS, INC., a Delaware corporation ("Subtenant").


                                    RECITALS

     A. Sublandlord leases certain premises (the "Premises") consisting of approximately 53,980 square feet in a building, located at 343 Oyster Point Boulevard, South San Francisco, California, pursuant to that certain Lease dated November 23, 1999, between ARE-Technology Center SSF, LLC, a Delaware limited liability company, successor-in-interest to Trammell Crow Northern California Development, Inc., as landlord (the "Master Landlord"), and Sublandlord, as tenant, as amended by that certain First Amendment to Lease Agreement dated February, 2000 (collectively, the "Master Lease"). The Premises is more particularly described in the Master Lease, a copy of which is attached hereto as Exhibit A. Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

     B. Sublandlord desires to sublease to Subtenant a portion of the Premises comprising approximately 40,350 square feet and depicted on Exhibit B attached hereto (the "Sublease Premises"), and Subtenant desires to sublease the Sublease Premises from Sublandlord on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:


                                   AGREEMENT

     1. SUBLEASE PREMISES. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

     2. TERM. This Sublease shall commence upon substantial completion of Tenant's Work (as defined in the Master Lease) as set forth in the Work Letter attached hereto as Exhibit C (the "Commencement Date"), provided Sublandlord has theretofore obtained the Consent to Sublease signed by the Master Landlord in the form of Exhibit D attached hereto, and shall expire on the last day of the twenty-fourth (24th) month following the Commencement Date, unless sooner terminated pursuant to any provision hereof. Subtenant shall have the right to terminate this Sublease effective on any date on or after the first day of the nineteenth (19th) month following the Commencement Date by providing no less than ninety (90) days prior written notice to Sublandlord.

     3.   POSSESSION/EARLY ACCESS.

          (a) The parties currently anticipate that the Commencement Date will occur on or before August 1, 2001. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on or before such date, Sublandlord shall not be subject to any



                                       1.

liability therefor, except as set forth in this Section 3, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no Rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant. If Sublandlord is unable to deliver possession of the Sublease Premises to Subtenant on or before November 1, 2001, for any reason other than Master Landlord's delays in completing Landlord's Work (as defined in Exhibit B-1 to the Master Lease) or Subtenant Delays (as defined in the Work Letter), then Subtenant may terminate this Sublease by written notice to Sublandlord given on or before November 10, 2001, whereupon any monies previously paid by Subtenant to Sublandlord, including, without limitation, all or any portion of Subtenant's Contribution, paid in accordance with the Work Letter, shall be reimbursed to Subtenant by Sublandlord within ten (10) business days of such termination and, following such reimbursement, the parties shall have no further obligation to one another with respect to this Sublease. Sublandlord shall deliver a notice to Subtenant describing any delays which Sublandlord anticipates will result from Master Landlord's delays in completing Landlord's Work.

          (b) Subtenant shall have the right to enter the Sublease Premises prior to the Commencement Date for the purpose of installing cable, computer equipment, AV equipment, PBX equipment, workstations, furniture and lab equipment. Subtenant shall coordinate all such entries with Sublandlord so as not to interfere with the completion of Tenant's Work. Such early entry shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay Rent on account thereof.

     4.   RENT.

          (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Sublandlord in the following amounts:

               (i) Base Rent. Subtenant shall pay to Sublandlord monthly base rent ("Base Rent") as follows:

               Months 1-12:        $80,700.00          ($2.00/square foot)
               Months 13-24:       $82,718.00          ($2.05/square foot)

If pursuant to Section 19 below, the term of this Sublease is extended for a period beyond twenty-four (24) months, Base Rent during such extended term shall be Fair Market Rent as determined by the parties in accordance with
Section 19.

               (ii) Additional Rent. In addition to Base Rent, Subtenant also shall pay to Sublandlord, (a) Subtenant's proportionate share of Tenant's Proportionate Share of Basic Operating Costs (as such terms are defined in the Basic Lease Information and in Section 7 of the Master Lease), (b) all other costs payable by Sublandlord with respect to the Sublease Premises under the Master Lease, except penalties, interest and other costs and fees arising from a default by Sublandlord under the Master Lease, and (c) any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, if any, including, but not limited to, utilities, personal property taxes and real property taxes (collectively, "Additional Rent"). Subtenant shall pay Subtenant's share of Basic Operating Costs and any Rent Increase as and


                                       2.

when such payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord. Within ten (10) days of receipt by Sublandlord from Master Landlord, Sublandlord shall provide to Subtenant copies of all notices relating to Estimated Basic Operating Costs and Basic Operating Cost Adjustments applicable to the Sublease Premises. Subtenant shall pay items of Additional Rent other than Basic Operating costs within ten (10) days after receipt of written demand from Sublandlord, which demand shall be accompanied by any invoice or statement that Sublandlord received from Master Landlord relating thereto. Promptly upon receipt from Master Landlord, Sublandlord shall provide Subtenant with an estimate of Additional Rent for the year 2001, together with any notices received by Sublandlord from Master Landlord with respect thereto.

               (iii) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, at least five (5) business days prior to the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 13 below.

          (b) Upon receipt of the Consent to Sublease executed by Sublandlord and Master Landlord, Subtenant shall deliver to Sublandlord the sum of Eighty Thousand Seven Hundred and No/100 Dollars ($80,700), representing the first month's Base Rent.

          (c) In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Sublease Premises or any portion thereof.

          (d) Base Rent and Additional Rent may be referred to herein collectively as "Rent."

     5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of One Hundred Sixty-One Thousand Four Hundred and No/100 Dollars ($161,400.00) as security for the performance of Subtenant's obligations under this Sublease ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply the portion of the Security Deposit required for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after receipt of Sublandlord's written demand therefor. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises in accordance with the terms of this Sublease.


                                       3.

     In lieu of a cash Security Deposit, Subtenant may provide to Sublandlord an unconditional, irrevocable letter of credit ("Letter of Credit") in the amount set forth in this Section 5 in favor of Sublandlord and issued by a bank located in the Bay Area and reasonably acceptable to Sublandlord ("Issuer"). The Letter of Credit shall be in form reasonably acceptable to Sublandlord. The Letter of Credit shall provide that draws, including partial draws, at Sublandlord's election, will be honored upon the delivery to the Issuer of notice signed by Sublandlord, or its authorized agent, that an event of default has occurred under the Sublease. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, restore said Letter of Credit to its original amount. The Letter of Credit shall be for the term of one year and automatically shall be renewed each year for the term of sixty (60) days beyond the termination or earlier expiration of the Sublease. The Letter of Credit will automatically renew each year during the Sublease term unless the beneficiary under the Letter of Credit is given at least thirty (30) days prior notice of a non-renewal by the issuing bank, and Sublandlord shall be able to draw on the Letter of Credit in the event of such notice.

     6. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord's consent thereto, which consent shall not be unreasonably withheld, and the consent of Master Landlord in accordance with the terms of the Master Lease; provided, however, that no such consent shall be required upon Subtenant's assignment or subletting of the Sublease Premises to a Permitted Assignee (as such term is defined in Section 21 of the Master Lease). Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant of its obligation hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable by Subtenant to Sublandlord pursuant hereto ("Bonus Rent") shall be paid to Sublandlord. In calculating Bonus Rent, Subtenant may first deduct from the rent or other consideration received (a) the amortization of a reasonable brokerage commission, (b) the cost of tenant improvements, if any, paid for by Subtenant in connection with the assignment or subletting and
(c) that portion of Subtenant's Contribution proportionally attributable to (i) the square footage of the Sublease Premises assigned or sublet and (ii) the duration of such sublease or assignment.

     7.   CONDITION OF SUBLEASE PREMISES/SUBLANDLORD'S WORK.

          (a) Subtenant has used due diligence in inspecting the Sublease Premises and is satisfied with the condition of the Sublease Premises and the property, including the environmental condition thereof. Subtenant agrees to accept the Sublease Premises in "as-is" condition and with all faults without any representation or warranty of any kind or nature whatsoever, or, except as expressly set forth in Exhibit C, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant's occupancy. Subtenant shall bear no responsibility for Hazardous Materials (as defined in Section 4 of the Master Lease) existing in, on or about the Sublease Premises at the date of this Sublease.

          (b) Sublandlord shall perform the work and make the installations in the Sublease Premises substantially as set forth in the Work Letter attached hereto as Exhibit C. Subtenant acknowledges that Master Landlord has not completed Landlord's Work and that



                                       4.

Sublandlord shall have no obligation to complete Landlord's Work nor any liability arising from Master Landlord's failure to complete such work.

     8. USE. Subtenant may use the Sublease Premises only for the purposes allowed in the Master Lease and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, and restrictions of record in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

     9. PARKING. Subtenant shall have proportional interest in such parking rights as Sublandlord has in connection with the Sublease Premises pursuant to the Master Lease.

     10.  INCORPORATION OF SUBLEASE.

          (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, Sublandlord being substituted for the "Landlord" in the Master Lease, and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Sublease Premises as defined herein; where reference is made to the "Term Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease. Notwithstanding the foregoing, the term "Landlord" in the following sections of the Master Lease (i) shall mean Master Landlord, not Sublandlord: 8.A., 10, 24, 28, 36.J, 37.F and (ii) shall mean both Master Landlord and Sublandlord: 18.

          (b) The following paragraphs of the Master Lease are not incorporated herein: Basic Lease Information (except definitions that are applicable to and appropriate in the context of this Sublease), 1, 2, 3, 6, 19, 20, 21.B., 31, 35, 37.C, D, E, G and H, Exhibit A-2, Exhibit B-1 (except to the extent referred to in the Work Letter), Exhibit B-3, Exhibit C, Exhibit F, and Exhibit G.

          (c) Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

          (d) Except as expressly set forth herein, Sublandlord hereby grants to Subtenant all of the rights, privileges and benefits granted to or conferred upon Sublandlord as tenant under the Master Lease, provided that Subtenant's exercise of such rights, privileges and benefits do not result in or cause Sublandlord to default under the Master Lease.


                                       5.

     11. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

     12. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder. If Subtenant's default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys' fees), liability, expenses or claims relating to such default.

     13. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

          TO SUBLANDLORD AT:       VIROLOGIC, INC.
                                   270 East Grand Avenue
                                   South San Francisco, CA 94080
                                   Attn: Karen Wilson/Kathy Hibbs

          TO SUBTENANT AT:         the Sublease Premises

All notices hereunder shall be in writing and shall be sent by (a) messenger or hand delivery; (b) reputable overnight air courier service; or (c) certified or registered U.S. Mail, postage prepaid, return receipt requested. Notice shall be deemed given on the earlier of the date delivered or refusal of a party to accept delivery thereof. Each party immediately shall provide the other with a copy of any notice of default given to or received from Master Landlord with respect to this Sublease or the Sublease Premises.

     14. SUBLANDLORD'S OBLIGATIONS.

         (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises or the building in which the Sublease Premises is located (the "Building"), including, without limitation, the performance and completion of Landlord's Work (as defined in the Master Lease), is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's written request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, including the commencement of appropriate legal proceedings; provided, however, that, except to the extent resulting from Sublandlord's breach of or default under the Master Lease which is not the result of Subtenant's breach or default hereunder, in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or to terminate this Sublease, except to the extent Sublandlord has such a termination right under the Master Lease. If Sublandlord is unsuccessful in obtaining the


                                       6.

performance by Master Landlord of the Master Landlord Obligations in accordance with the immediately preceding sentence, then Subtenant shall have the right, upon prior written notice to Sublandlord, to exercise in its own name all of the rights available to Sublandlord under the Master Lease to enforce performance on the part of Master Landlord. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Sublandlord, except to the extent otherwise provided in the Master Lease. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Landlord respecting the Sublease Premises, the parties expressly agree that Subtenant shall have the right to contact Master Landlord directly to cause it to so perform.

          (b)  So long as Subtenant complies with its obligations under this
Sublease: (i) Sublandlord shall not agree to any amendment of the Master
Lease which materially affects Subtenant's rights under this Sublease;
(ii) Sublandlord shall not, without Subtenant's written consent, exercise any right to terminate the Master Lease with respect to any period during the Sublease term, other than on account of a default by Master Landlord under the Master Lease, casualty or condemnation; and (iii) Sublandlord shall perform all of its obligations under the Master Lease not assumed by Subtenant hereunder, including, without limitation, the prompt payment to Master Landlord of all sums paid by Subtenant to Sublandlord hereunder.

          (c) Sublandlord represents to Subtenant that (i) the Master Lease is in full force and effect, (ii) Sublandlord is not in default under the Master Lease and, to Sublandlord's knowledge, Master Landlord is not in default thereunder, (iii) the Master Lease attached hereto is a full and complete copy of the Master Lease, and (iv) as of the date of this Sublease, the Sublandlord's leasehold estate is not encumbered by any deed of trust or mortgage financing.

          (d) Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

     15. EARLY TERMINATION OF SUBLEASE. If, without the fault of Sublandlord, the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. Subject to Section 14(b) above, to the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     16. CONSENT OF MASTER LANDLORD AND SUBLANDLORD. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless


                                       7.

and until the Consent to Sublease shall have been obtained. Each of Sublandlord and Subtenant represents and warrants to the other that it has obtained all necessary corporate approvals for the execution and delivery of this Sublease.

     17. INDEMNITY. Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Sublease Premises or the Building by Hazardous Materials or
(iv) the negligence or willful misconduct of Subtenant or its Agents. Sublandlord shall indemnify and hold Subtenant harmless from and against any and all loss, liability or expense, including reasonable attorneys' fees incurred or suffered by Subtenant on account of (i) the Sublandlord's material breach of this Sublease, (ii) a default by Sublandlord under the Master Lease to the extent not caused by Subtenant or (iii) Sublandlord's gross negligence of willful misconduct with respect to the Sublease Premises or this Sublease.

     18. BROKERS. Each party hereto represents and warrants that it has dealt with no brokers in connection with this Sublease and the transactions contemplated herein, except Mark Pearson of CRESA Partners ("Broker"). All broker fees and commissions shall be paid by Sublandlord in accordance with the terms of a separate agreement between Sublandlord and Broker. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     19.  RIGHT OF FIRST OFFER.

          (a) So long as diaDexus, Inc. (or a Permitted Assignee) is the Subtenant hereunder and occupies the entirety of the Sublease Premises, and subject to the conditions set forth in this Section 19, prior to entering into a sublease proposal with a third party for all or any portion of the Premises (the "Offered Space"), Sublandlord shall deliver to Subtenant a written notice (the "ROF Notice") informing Subtenant of Sublandlord's intent to sublease the Offered Space to a third party at the expiration of the 24th month of the Sublease term. Sublandlord shall deliver the ROF Notice to Subtenant not later than the first day of the 22nd month of the Sublease term.

          (b) Within ten (10) days of receipt of the ROF Notice, Subtenant shall notify Sublandlord in writing of Subtenant's election to sublease the Offered Space (the "Acceptance Notice"). Failure of Subtenant to timely deliver the Acceptance Notice shall be deemed an election by Subtenant not to sublease the Offered Space, and Subtenant shall have no further rights to sublease any portion of the Offered Space thereafter. Subtenant's right of first offer set forth in this Section 19 is a one-time right.

          (c) Immediately following receipt of the Acceptance Notice, Sublandlord and Subtenant shall negotiate in good faith the terms of the sublease applicable to the Offered Space. The parties shall use best efforts to finalize and execute such sublease within forty-five (45) days


                                       8.

of Sublandlord's receipt of the Acceptance Notice. Such sublease shall be subject to the following conditions:

               (i) The term of the sublease shall be for a period not less than six (6) months and not more than twelve (12) months.

               (ii) Base Rent during the entire sublease term shall be the "Fair Market Rent" for the Offered Space as agreed to by the parties. If the parties are unable to agree on Fair Market Rent within thirty (30) days of Sublandlord's receipt of the Acceptance Notice, then Fair Market Rent shall be determined in accordance with subsection (d) below. In no event, however, shall Base Rent for the Offered Space be less than the Base Rent for the Sublease Premises for the last month of the initial Sublease term.

               (iii) Anything herein to the contrary notwithstanding, if Subtenant is in default under any of the terms, covenants or conditions of this Sublease, either at the time Subtenant exercises the right of first offer or on the commencement date of sublease applicable to the Offered Space, Sublandlord shall have, in addition to all of Sublandlord's other rights and remedies provided in this Sublease, the right to terminate such right of first offer upon notice to Subtenant.

          (d) If Sublandlord and Subtenant are unable to agree on Fair Market Rent pursuant to subsection 19(c)(ii) above, then the parties shall submit the matter to arbitration. The arbitration shall be concluded within ninety (90) days after the date of Subtenant's Acceptance Notice. To the extent that arbitration has not been completed prior to the expiration of the original Sublease term, Subtenant shall pay Base Rent at the rate applicable during the last month of the original Sublease term, with an adjustment to be made once Fair Market Rent is ultimately determined by arbitration. Within ten (10) days of the expiration of the 30-day period described in subsection 19(c)(ii) above, each party shall choose an Appraiser and shall send written notice to the other party specifying therein the identity of the Appraiser. For purposes hereof, "Appraiser" means a real estate broker or MAI designated appraiser, in either case with not less than five (5) years of full time commercial appraisal or brokerage experience in the sub-market area in which the Offered Space is located and with no prior business dealings with the party appointing such Appraiser. If either party fails to timely appoint an Appraiser, the sole Appraiser appointed shall determine the Base Rent to be charged during the new sublease term, based on the criteria described above. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon such Base Rent. If they are unable to do so within fifteen (15) days after their first meeting, they shall jointly appoint a third Appraiser and the third Appraiser shall determine Fair Market Rent for the applicable extension period within ten (10) days of his/her appointment. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the Presiding Judge of the Superior Court of the City and County where the Sublease Premises are located to appoint such third appraisers. The determination of Base Rent as provided herein shall be binding upon the parties hereto. Promptly upon such determination, the parties shall execute a sublease specifying the Base Rent payable during the sublease term.

     20.  RIGHT TO EXPAND SUBLEASE PREMISES.

          (a) Prior to entering into a sublease proposal with a third party for all or any portion of the Premises, excluding the Sublease Premises (the "Expansion Premises"),



                                       9.

Sublandlord shall deliver a written notice to Subtenant setting forth the terms upon which Sublandlord is willing to sublease such space to Subtenant (the "Expansion Notice"). Subtenant shall notify Sublandlord in writing within ten
(10) days after receipt of the Expansion Notice of Subtenant's election to sublease the Expansion Premises on the terms set forth in the Expansion Notice ("Subtenant's Election Notice"). Failure of Subtenant to timely deliver Subtenant's Election Notice shall be deemed an election by Subtenant to not sublease the Expansion Premises, and Subtenant shall have no further rights to sublease any portion of the Expansion Premises thereafter. Subtenant's right under this Section 20 is a one-time right. Failure of Subtenant to deliver Subtenant's Election Notice within the required time period shall cause this right of first offer to terminate and be of no further force or effect.

          (b) In the event Subtenant timely delivers Subtenant's Election Notice, Landlord and Tenant shall enter into an amendment to this Sublease or a separate lease within ten (10) business days after Sublandlord's receipt of Subtenant's Election Notice, which amendment or separate lease shall (i) add to the Sublease Premises the Expansion Premises, (ii) set forth the Base Rent and other economic terms applicable to the Expansion Premises, which terms shall be as set forth in the Notice, and (iii) provide that the term of the Expansion Premises is coterminous with the Sublease Premises.

     21. SURRENDER OF SUBLEASE PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in the same condition as they were in on the Commencement Date, ordinary wear and tear excepted.

     22. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     23. QUIET ENJOYMENT. Subject to Section 14(b)(ii) above, so long as Subtenant timely pays Rent and performs its obligations under this Sublease, Sublandlord shall take no action, or fail to take any action, which would interfere with the right of Subtenant to peaceably have, hold and enjoy the Sublease Premises during the Sublease term.

     24. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.


                                      10.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.


SUBLANDLORD: VIROLOGIC, INC.,                SUBTENANT: DIADEXUS, INC.
a Delaware corporation                       a Delaware corporation



By:  /s/ W. D. YOUNG                         By:  /s/ MOHAN S. IYER
   --------------------------                   -----------------------------
Print Name:  W. D. Young                     Print Name:  MOHAN S. IYER
           ------------------                           ---------------------
Its:  CEO                                    Its:  V.P., BUSINESS DEVELOPMENT
    -------------------------                    ----------------------------



                                      11.

                                   EXHIBIT C

                                  WORK LETTER

     1. Sublandlord shall complete the Tenant's Work (as defined in Exhibit B-1 to the Master Lease) in accordance with the Master Lease, including, without limitation, Exhibit B-1 thereto. Subtenant acknowledges and agrees that Sublandlord will complete Tenant's Work in accordance with plans and specifications dated January 30, 2001, prepared by WHL Architects ("Architect") and approved in advance by Master Landlord (the "Plans and Specifications"). Any and all changes to the Plans and Specifications desired by Subtenant shall be subject to Sublandlord's approval, which approval shall not be unreasonably withheld, and to Master Landlord's approval in accordance with the terms of the Master Lease. Sublandlord shall not be liable to Subtenant for delays in completion of Tenant's Work triggered by changes to the Plans and Specifications requested by Subtenant or otherwise caused by Subtenant ("Subtenant Delays") and any such delays shall not toll commencement of this Sublease or Subtenant's payment of Rent hereunder, provided that Sublandlord delivers a notice to Subtenant describing the delays which Sublandlord anticipates will result from changes to the Plans and Specifications requested by Subtenant, promptly upon receipt of the request for the changes from Subtenant.

     2. Subtenant shall contribute to the cost of Tenant's Work an amount not to exceed Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) ("Subtenant's Contribution"). Following contribution by Sublandlord toward the cost of Tenant's Work an amount equal to the sum of One Million One Hundred Sixty-Five Thousand and No/100 Dollars ($1,165,000.00), which sum shall be evidenced by copies of checks, invoices marked paid or other evidence reasonably acceptable to Subtenant, Sublandlord may submit to Subtenant, not more frequently than monthly, copies of all documents and invoices submitted to Master Landlord in accordance with paragraph 2.1 of Exhibit B-1 of the Master Lease. Within fifteen (15) days of receipt of such documents and invoices, Subtenant shall deliver to Sublandlord the amount shown in the request as expenditures and costs of Tenant's Work, up to the maximum of the Subtenant's Contribution. In no event shall Subtenant be required to contribute more to Tenant's Work than Subtenant's Contribution.

     3. As used in this Work Letter and in the Sublease, "substantial completion" shall mean completion of Tenant's Work as certified in writing by the Architect. Completion and/or correction of items set forth on a punch-list shall not be required for certification of substantial completion by the Architect.


                                      14.